Exhibit 10.15
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                              ENGAGEMENT AGREEMENT

August 10, 2001

The purpose of this letter ("Agreement") is to define the agreement between TerraNova Capital Partners LLC, a limited liability company, with offices at 14
E. 60th Street, Suite 701, New York, New York 10021, its subsidiaries, successors and affiliates ("TerraNova" "we" or "our"), and C5 Technologies, Inc., a Utah corporation, with an address at 4505 South Wasatch Blvd., Suite 370, Salt Lake City, Utah 84124, its subsidiaries, successors and affiliates (the "Company," "you" or "your").

TerraNova shall collaborate with the Company to promote and finance the business of the Company, and to act as your exclusive investment banker for the purpose of rendering to you financial advice and other services in such capacity, on the terms and conditions hereinafter set forth. Our engagement shall become effective as of the date set forth below.

1.  Transaction

TerraNova along with its Advisory Board and extensive professional network will participate actively to establish the business of the Company through TerraNova Capital Partners LLC, and will assist the Company with strategic alliances, corporate finance and strategy, business development, international expansion, human resources, as well as insurance and legal matters. These activities will be divided into two phases. Phase One will involve a minimum raise of $1,500,000
- $2,000,000 in bridge financing to be completed thirty (30) days from the date of the offering memorandum. Phase Two will involve an additional amount of $5 - 10,000,000, the Phase Two Financing, and shall be completed ninety (90) days from the date of the offering memorandum, unless extended by mutual agreement for an additional sixty (60) days.

2.  Corporate and Financial Advisory Services

TerraNova will advise and assist the Company in the preparation of a corporate development strategy as well as negotiate with potential capital sources, merger and/or acquisition candidates, and joint venture partners. All decisions with respect to potential transactions, however, will remain the sole responsibility and determination of the Company. TerraNova will, further, assist and advise the Company in the Company's preparation of any letters of intent, agreements, documents or materials that TerraNova, in its sole discretion, deems appropriate to assess and achieve the corporate and financing objectives of the Company ("Materials"). It is understood that the Materials will be based upon assumptions and information provided by the Company or contracted third parties, that TerraNova will not be required to make or be responsible for any independent analysis or investigation of any information provided by the Company, and that TerraNova is entitled to rely thereon.

It is further agreed that TerraNova assumes no responsibility or liability as to the truth, accuracy or completeness of such information which the Company herewith warrants to TerraNova, and that TerraNova shall have the right to make appropriate disclaimers to any Materials with respect thereto. Although TerraNova shall conduct a due diligence review and make suggestions regarding

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the Materials, the contents, including but not limited to the completeness, truth and accuracy thereof, are the sole responsibility of the Company and are not that of TerraNova.

3.  Engagement Fee for Advisory Services

In addition to any amounts payable pursuant to Paragraph 7 hereof, a nonrefundable engagement fee for the corporate and financial advisory services to be provided by TerraNova, as hereunder set forth, ("Advisory Fee") is due and payable as per the following:

Phase One: 100,000 cashless warrants to purchase common stock of the Company at a strike price of $0.25 per share.

Phase Two: US$15,000 (fifteen thousand US dollars) per month, payable to TerraNova Capital Partners LLC in monthly installments. The first payment of US$15,000 is due and payable upon completion of the contemplated $2,000,000 Phase One Financing, US$15,000 being payable the first day of each succeeding month until the completion of the Phase Two Financing. This fee will be netted against any fees payable pursuant to Paragraph 7 below.

4.  Appointment as Agent and Finder for Capital Raising

The Company hereby further appoints and retains TerraNova, on a "best efforts" basis, as its sole and exclusive financial agent and finder of debt and/or equity capital sources. The Company may from time to time recommend that TerraNova collaborate, or TerraNova may propose that it collaborate with other qualified investment bankers, in which case TerraNova shall enter into an appropriate syndication, fee sharing, or consulting agreements with such parties. The Company understands, however, that neither TerraNova itself nor its collaborators shall not have any obligation hereunder as a result of such appointment to purchase or underwrite any securities of the Company or to provide financing of any kind to the Company.

5.  Confidentiality

It is understood that during the course of this engagement TerraNova will be furnishing proprietary and confidential advice and information to you relating to capital and other business sources developed by TerraNova through its relationships with such sources and that, accordingly, any such information, or any other information relating to TerraNova's efforts on your behalf with third parties provided to you by TerraNova is confidential. You agree to treat as confidential any such information or related or similar information provided to you by TerraNova and you will not, without our prior written consent, yourself use such information or disclose such to any third party. We, in turn, will treat as confidential and will not without your prior written consent, use or disclose to any third party any confidential information provided to TerraNova by you. Notwithstanding the foregoing, the terms of this Paragraph 1 shall not apply to any information which is or becomes generally available to the public, is required by law to be disclosed, or is obtained from any third party which is in possession of such information through no fault of TerraNova and is not under any obligation, to TerraNova's knowledge, to treat such information as confidential.

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6.  Non-circumvention

During the term of this Engagement Letter, except for the purpose of acquiring other companies in accordance with the Company's business plan, the Company, its officers, directors, employees, agents, affiliates and/or successors shall not directly or indirectly (i) offer any of its securities (or any instrument similar to securities) for sale to or exchange with, or solicit any offer to purchase or exchange any of its securities (or any instrument similar to a security) from or otherwise contact, approach or negotiate with respect thereto, any third party, or (ii) authorize anyone other than TerraNova to act on the Company's behalf to place or exchange any of the Company's securities (or instruments similar to securities) with any third party, without the prior written consent of TerraNova. The Company shall promptly notify TerraNova of such pending sales, as well as refer to TerraNova all offers, inquiries and proposals relating to any placement or exchange of securities directly or indirectly relating to the transaction made to the Company at any time during the term of this Engagement Letter.

The Company further agrees that for a period of one year from the termination of this Agreement, that its officers, directors, employees, agents, affiliates, and/or successors will not make any contact with, deal with or otherwise be involved in any future transaction(s) with, any banking or lending institutions, trusts, corporations, companies or individuals, lenders or borrowers, buyers or sellers, or to other business partners, including those specified herein, which were introduced by TerraNova to you, without the written consent of TerraNova. You further agree that no effort shall be made to circumvent the terms of this Engagement Letter in an effort to amend or modify such terms, including, without limitation, the fee structure set forth herein.

7.  Compensation for Capital Raising Efforts

TN Capital Equities Ltd., a TerraNova Group company, NASD member firm and registered broker/dealer, and the Company shall enter into an exclusive Placement Agent Agreement substantially in accordance with industry standards. The placement fee for the Phase One Financing shall be 10% payable in cash at closing, plus 10% in cashless warrants to purchase common stock of the Company at a strike price per share equal to the offering price, issued and registered at closing.

TerraNova shall act as Placement Agent for the Phase Two Financing, on the same terms as Phase One.

In addition to, but not in lieu of, any other compensation or other sums payable to TN Capital Equities Ltd. pursuant to the above referenced Placement Agent Agreement, the Company agrees to pay TerraNova a "Success Fee" for transactions completed but not anticipated under the above referenced Placement Agent Agreement, equal to five percent (5%) of the first five million dollars (US$5,000,000), three percent (3%) of the amount over five million up to ten million (US$5,000,000 - $10,000,000), and one percent (1%) of the balance above ten million (US$10,000,000) of the gross amount of any capital whether debt or equity raised for the Company or the value of any merger consideration whether by the efforts of TerraNova, the Company or its management employees, or any third party. TerraNova shall receive a success fee of 1% for introducing and negotiating any future investment banking agreements. The Success Fee shall be


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paid at the closing of any such transaction and at the sole choice of TerraNova in cash, kind or equity (in the form of options, warrants or other convertible debt or equity securities of the surviving Company in any merger or such other consideration which may form all or part of the consideration paid or exchanged at any such closing or thereafter as part of the consideration paid or exchanged at any such closing or thereafter as part of the transaction or a combination of both). A minimum payment of one hundred thousand dollars ($100,000) shall, however, be payable to TerraNova upon closing of any such financing. In the event of any other business arrangement resulting in substantial part from the efforts of TerraNova (such as a joint venture licensing arrangement etc.) the Company shall pay TerraNova fees customary in the industry for such transactions which fees to be agreed prior to the signature of the transaction. Notwithstanding the foregoing, no additional fees under this paragraph shall be payable with respect to any acquisition by the Company of any of the entities listed on Annex 1 to this Agreement.

If within twelve (12) months following expiration or termination of this Engagement Letter, for any reason except the gross and willful negligence or misconduct of TerraNova, any transaction is closed with any party identified by TerraNova prior to such expiration or termination, the Success Fee shall be payable to TerraNova in accordance with this Paragraph 7.

8.  Expenses and Break-Up Fee

The Company shall reimburse TerraNova for all pre-approved expenses paid or incurred by TerraNova for travel, or goods and services which are necessary or appropriate in order to fulfill our obligations under this Engagement.

The Company may, for any reason, refuse any transaction proposed by TerraNova. If the Company for any reason determines not to proceed with any transaction contemplated by this Engagement Letter after such transaction has been requested and agreed to by the Company, for instance if the Company has executed a Placement Agent Agreement or has engaged TerraNova to arrange for a specific M&A or financing transaction in accordance with pp 7 the Company agrees to pay TerraNova as liquidated damages a "break-up fee" of two hundred fifty thousand US Dollars (US$250,000) unless otherwise agreed in advance. Such fee shall be paid in lieu of any damages thereby resulting to TerraNova as a result of such withdrawal by the Company.

9.  Term of Agreement and Termination

The term of this Agreement: Phase One shall be completed thirty (30) days from the date of the offering memorandum for the Bridge Financing. Phase Two shall be completed ninety (90) days from the date of the offering memorandum, unless extended by mutual agreement for an additional sixty (60) days.

This Agreement may be terminated by either party at any time upon thirty (30) days prior written notice, provided, however, that the provisions hereof relating to confidentiality (Par. 5), the payment of fees and expenses, (Pars. 3, 7, and 8), and right of first refusal (Par. 10), indemnification (Par. 11)

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and non-circumvention (Par. 6) will survive the expiration or earlier termination of the term of this Engagement Letter, unless terminated by reason of the gross and willful negligence or misconduct of TerraNova.

10.  Right of First Refusal

The Company, provided that TerraNova is successful in completing the financings herein contemplated, does hereby grant TerraNova a right of first refusal to raise any capital or advise with respect to any merger or similar transaction by the Company, whether debt or equity, public or private (except commercial bank lines of credit or short-term loans for use in the normal course of business), commencing with the date of this Engagement Letter and continuing for twelve
(12) months from termination hereof. The Company shall notify TerraNova in writing of any such proposed financings (including the proposed material terms thereof) and TerraNova shall have fifteen (15) days from receipt of such notice to agree to provide such financing on the same or substantially similar terms.

11.  Indemnification

If, in connection with any services which are the subject of this Engagement Letter or that otherwise related to or arise out of or in connection with our engagement hereunder, we become involved in any capacity in any action or legal proceeding, you agree to reimburse us for our reasonable out-of-pocket expenses, including fees and disbursements of our counsel. You also agree to indemnify and hold us harmless against any losses, claims, damages or liabilities to which we may become subject in, relating to or arising out of any action or proceeding in connection with the services which are the subject of this Engagement Letter or otherwise relating to or arising out of or in connection with our engagement hereunder, provided, however, that you shall not be liable with respect to any loss, claim, damage or liability to the extent a court of competent jurisdiction shall have determined to have resulted from our willful misfeasance or gross negligence.

12.  Miscellaneous

A.  Independent Contractor Status.
It is understood and agreed that TerraNova is engaged by the Company as an independent contractor, solely to provide the services described herein. Nothing contained in this Engagement Letter nor the performance of services contemplated hereby, or otherwise, shall create a fiduciary duty on the part of TerraNova to the Company, nor shall TerraNova have any duties, obligations or liability to the security holders of the Company or any third party in connection with its engagement hereunder.

B.  TerraNova's Efforts.
TerraNova undertakes this engagement and will work with you to achieve your desired objectives by using its best efforts, judgment and skill. TerraNova makes no representation or guarantee regarding the outcome of our engagement. TerraNova makes no representation or warranties that any financing is or will be available nor that any entity which desires or commits to a transaction would in fact honor its commitments. TerraNova will not be liable for the Company's

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inability or failure to conclude a transaction or obtain financing through
TerraNova's efforts.

C.  Governing Law and Appointment of Legal Counsel.
This Engagement Letter shall be governed by and construed in accordance with the laws of the State of New York, without any references to its conflicts of laws principles, and shall be binding upon the parties and the respective legal representatives, successors, and assigns. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of any right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

You agree that we may elect to select the counsel to prepare the documentation to accomplish any transaction in which we may act under this Engagement Letter. Such documentation may be subject to review by other counsel of your choice. You acknowledge that the advance payment of a retainer, with your prior approval, may be required in any such case. You shall reimburse us promptly for any retainer and other payment of fees and disbursements incurred or billed to us for such services. We shall, further, have the right to direct that any such fees and disbursements then unpaid be paid as your expense from closing proceeds, or direct that the counsel in question may proceed directly against you for collection. Such counsel shall be a third party beneficiary of this Engagement Letter.

D.  Entire Understanding.
This Engagement Letter contains the entire understanding between the Company and TerraNova with reference to the subject matter hereof and supersedes any prior understandings and agreements related thereto, whether written or oral. This Engagement Letter may be executed in one or more counterparts, which together shall constitute a binding agreement. A signed facsimile will create and constitute an original, legally binding agreement on the party sending the same.

E.  Costs of Obtaining Benefits.
The Company shall reimburse TerraNova for the full cost of any legal fees and expenses incurred by TerraNova in enforcing or obtaining the benefits to which it is entitled under the terms of this Engagement Letter.

F.  Severability.
If any provision of this Engagement Letter, or the application of such provision to any person or circumstances, shall be held invalid, the remainder of this Engagement Letter, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

G.  Headings.
The text in the headings of paragraphs and subparagraphs of this Engagement Letter are for convenience of identification only and do not constitute a part of any such paragraph and/or subparagraph.

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H.  Notices.
Any notice required to be given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail with return receipt requested, or sent by recognized overnight courier service, as follows.

If to Category 5 Technologies, Inc.: 4505 South Wasatch Blvd., Suite 370, Salt Lake City, Utah 84124

If to TerraNova Capital Partners, Inc.: 14 East 60th Street, Suite 701, NY, NY 10022

If the foregoing constitutes the agreement and understanding of the Company, please confirm this by signing, dating and returning or faxing one copy of this Engagement Letter to the undersigned.



TerraNova Capital Partners LLC



By       /s/ John F. Steinmetz
--------------------------------
    Name                   Title



Category 5 Technologies, Inc.



By       /s/ William C. Gibbs
-------------------------------------
    Name: W. Gibbs         Title: CEO
    Date:



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